Exhibit 99.1

Dear Shareholder

Key measures of hotel performance continued to strengthen during the first three months of 2014 and the outlook for the remainder of the year is positive. Occupancy rates approximate pre-recession levels and hotel industry analysts are forecasting a mid-single digit percentage increase in revenue and operating income for 2014 as compared to last year. As economic conditions continue to improve across our markets, I am optimistic that operations across the Apple REIT Ten, Inc. portfolio of hotels will produce another year of steady progress for our Company.

I am pleased to report that the Apple REIT Ten portfolio of 49 Marriott®- and Hilton®-branded hotels achieved a nine percent increase in revenue per available room (RevPAR) during the first quarter of 2014 as compared to the same period last year. For the three-month period ending March 31, 2014, our hotels reported an average occupancy rate of 70 percent, an average daily rate (ADR) of $120 and RevPAR of $84 for the period owned by the Company. For the same three-month period of 2013, our hotels achieved an average occupancy rate of approximately 67 percent, ADR of $114 and RevPAR of $77. Our team will continue to aggressively pursue additional opportunities for revenue growth with an optimum balance of ADR and occupancy to maximize operating income throughout the year.

At April 30, 2014, gross proceeds raised for the Company totaled approximately $951 million and the real estate portfolio included 49 Marriott®- and Hilton®- branded hotels across 17 states. At this time, we intend to conclude the best-efforts offering by July 31, 2014. Our newest acquisition is a combination-style property that strategically provides travelers two hotel brands in one location, a 155-room Hilton Garden Inn® and a 100-room Homewood Suites by Hilton®. These adjoining hotels are located in Oklahoma City, OK, in the heart of the Bricktown entertainment district. The Company currently has one hotel under contract for purchase and our acquisition team continues to work to identify additional strategic real estate opportunities. In addition to our hotel acquisitions, Apple REIT Ten strategically invested $100 million in Cripple Creek Energy, LLC, a company dedicated to the oil and gas business in mid-2013. Under the terms of the agreement, Apple REIT Ten has a preferred interest in all of Cripple Creek Energy’s assets and is entitled to receive an annual return on the investment of 14 percent. As provided for in the agreement, Cripple Creek Energy has requested to extend the maturity of the original agreement for an additional year to June 2015.

Apple REIT Ten paid its shareholders $0.21 per share in distributions during the first quarter of this year. The current annualized distribution rate is $0.825 per share. The Company closely monitors this annualized distribution rate, taking into account varying economic cycles and capital improvements, as well as current and projected hotel performance, and may make adjustments as needed, based on available cash resources. Due primarily to the impact of depreciation as well as the timing of acquisitions and fundraising, a portion of your 2014 distribution will be treated as a return of capital for tax purposes.

Apple REIT Ten maintains a conservative approach to the ownership of high-quality lodging real estate which is evident in the strength of our balance sheet and our diversified portfolio of well-branded hotels. Our commitment to the growth of shareholder investments has guided our strategic business decisions and I am confident the Company is well positioned to take advantage of improving conditions across the hotel industry. As always, thank you for your investment.

Sincerely,

Glade M. Knight,
Chairman and Chief Executive Officer

Statement of Operations (Unaudited)

(In thousands except statistical data)	Three months ended March 31, 2014	Three months ended March 31, 2013
REVENUES
Room revenue	$46,276	$27,637
Other revenue	4,188	3,229
Total revenue	$50,464	$30,866

EXPENSES
Direct operating expense	$12,564	$8,058
Other hotel operating expenses	20,206	12,094
General and administrative	1,429	1,017
Depreciation	6,969	4,487
Acquisition related costs	1,008	1,366
Investment income	(3,453)	(119)
Interest expense	2,333	1,075
Total expenses	$41,056	$27,978

NET INCOME
Net income	$9,408	$2,888
Net income per share	$0.12	$0.04

MODIFIED FUNDS FROM OPERATIONS (A)
Net income	$9,408	$2,888
Depreciation of real estate owned	6,969	4,487
Funds from operations (FFO)	$16,377	$7,375
Acquisition related costs	1,008	1,366
Modified funds from operations (MFFO)	$17,385	$8,741
FFO per share	$0.20	$0.11
MFFO per share	$0.22	$0.13

WEIGHTED-AVERAGE SHARES OUTSTANDING	79,934	66,289

OPERATING STATISTICS
Occupancy	70%	67%
Average daily rate	$120	$114
RevPAR	$84	$77
Number of hotels	49	34
Distributions per share	$0.21	$0.21

Balance Sheet Highlights (Unaudited)
	March 31, 2014	December 31, 2013
ASSETS
Investment in real estate, net	$804,153	$764,579
Energy investment	100,000	100,340
Other assets	25,936	25,035
Total assets	$930,089	$889,954
LIABILITIES AND SHAREHOLDERS’ EQUITY
Notes payable	$214,676	$196,540
Other liabilities	9,318	10,642
Total liabilities	223,994	207,182
Total shareholders’ equity	706,095	682,772
Total liabilities & shareholders’ equity	$930,089	$889,954

(A) Funds from operations (FFO) is defined as net income (computed in accordance with generally accepted accounting principles – GAAP) excluding gains and losses from sales of depreciable property, plus depreciation and amortization. Modified Funds from Operations (MFFO) excludes costs associated with the acquisition of real estate. The Company considers FFO and MFFO in evaluating property acquisitions and its operating performance and believes that FFO and MFFO should be considered along with, but not as an alternative to, net income and cash flows as a measure of the Company’s activities in accordance with GAAP. FFO and MFFO are not necessarily indicative of cash available to fund cash needs.
The financial information furnished reflects all adjustments necessary for a fair presentation of financial position at March 31, 2014 and the results of operations for the interim period ended March 31, 2014. Such interim results are not necessarily indicative of the results that can be expected for the full year. The accompanying financial statements should be read in conjunction with the audited financial statements and related notes appearing in the Apple REIT Ten, Inc. 2013 Annual Report.

Hilton Garden Inn

TownePlace

Images from left to right: HILTON GARDEN INN, DENVER, CO; TOWNEPLACE SUITES, NASHVILLE, TN; HOME2 SUITES, HUNTSVILLE, AL; HOMEWOOD SUITES, DALLAS, TX

Market Diversity

ALABAMA	NORTH CAROLINA
Huntsville (2), Mobile	Charlotte/Matthews, Jacksonville, Winston-Salem

ARIZONA	NEBRASKA
Phoenix (3), Scottsdale	Omaha (3)

CALIFORNIA	OHIO
San Diego/Oceanside	Cincinnati/Mason

COLORADO	OKLAHOMA
Colorado Springs, Denver	Oklahoma City (2), Oklahoma City/West

FLORIDA	SOUTH CAROLINA
Boca Raton, Gainesville (2), Pensacola, Tallahassee	Charleston, Columbia

ILLINOIS	TENNESSEE
Chicago/Des Plaines, Chicago/Skokie, Hoffman Estates	Franklin (2), Knoxville (3), Nashville

INDIANA	TEXAS
Merrillville, South Bend	Austin/Round Rock, Dallas, Denton, Houston (2)

IOWA	VIRGINIA
Cedar Rapids (2), Davenport	Fairfax, Richmond/Henrico

MINNESOTA
Minneapolis/Maple Grove

CORPORATE PROFILE Apple REIT Ten, Inc. is a real estate investment trust (REIT) focused on the acquisition and ownership of income-producing real estate that generates attractive returns for our shareholders. Our hotels operate under the Courtyard® by Marriott®, Fairfield Inn & Suites® by Marriott®, Marriott® Hotels & Resorts, Residence Inn® by Marriott®, SpringHill Suites® by Marriott®, TownePlace Suites® by Marriott®, Hilton Garden Inn®, Homewood Suites by Hilton®, Home2 Suites by Hilton® and Hampton Inn & Suites® brands. As of April 30, 2014, the Apple REIT Ten portfolio consisted of 49 hotels with 6,188 guestrooms in 17 states. MISSION Apple REIT Ten, Inc. is a premier real estate investment company committed to providing maximum value for our shareholders.

As always, we encourage our shareholders to know their investment and stay informed by reviewing information on our website at www.applereitten.com, as well as our filings with the Securities and Exchange Commission, which can be found on their website at www.sec.gov.

Cover image: HOMEWOOD SUITES, ROUND ROCK, TX

“Marriott® Hotels & Resorts,” “Courtyard® by Marriott®,” “Fairfield Inn & Suites® by Marriott®,” “Residence Inn® by Marriott®,” “SpringHill Suites® by Marriott®,” and “TownePlace Suites® by Marriott®,” are each a registered trademark of Marriott® International, Inc. or one of its affiliates. All references to “Marriott®” mean Marriott® International, Inc. and all of its affiliates and subsidiaries and their respective officers, directors, agents, employees, accountants and attorneys. Marriott® is not responsible for the content of this Quarterly Report, whether relating to the hotel information, operating information, financial information, Marriott®’s relationship with Apple REIT Ten or otherwise. Marriott® was not involved in any way, whether as an “issuer” or “underwriter” or otherwise in the Apple REIT Ten offering and received no proceeds from the offering. Marriott® has not expressed any approval or disapproval regarding this Quarterly Report, and the grant by Marriott® of any franchise or other rights to Apple REIT Ten shall not be construed as any expression of approval or disapproval. Marriott® has not assumed and shall not have any liability in connection with this Quarterly Report.

“Hampton Inn & Suites®,” “Hilton Garden Inn®,” “Home2 Suites by Hilton®,” and “Homewood Suites by Hilton®” are each a registered trademark of Hilton® Worldwide Holdings, Inc. or one of its affiliates. All references to “Hilton®” mean Hilton® Worldwide Holdings, Inc. and all of its affiliates and subsidiaries, and their respective officers, directors, agents, employees, accountants and attorneys. Hilton® is not responsible for the content of this Quarterly Report, whether relating to hotel information, operating information, financial information, Hilton®’s relationship with Apple REIT Ten, or otherwise. Hilton® was not involved in any way, whether as an “issuer” or “underwriter” or otherwise, in the Apple REIT Ten offering and received no proceeds from the offering. Hilton® has not expressed any approval or disapproval regarding this Quarterly Report, and the grant by Hilton® of any franchise or other rights to Apple REIT Ten shall not be construed as any expression of approval or disapproval. Hilton® has not assumed and shall not have any liability in connection with this Quarterly Report.

This Quarterly Report contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Forward-looking statements are typically identified by use of terms such as “may,” “believe,” “expect,” “anticipate,” “intend,” “estimate,” “project,” “target,” “goal,” “plan,” “should,” “will,” “predict,” “potential” and similar expressions that convey the uncertainty of future events or outcomes. Such statements involve known and unknown risks, uncertainties, and other factors which may cause the actual results, performance, or achievements of Apple REIT Ten, Inc. (the “Company”) to be materially different from future results, performance or achievements expressed or implied by such forward-looking statements. Such factors include, but are not limited to, the ability of the Company to implement its acquisition strategy and operating strategy; the Company’s ability to manage planned growth; changes in general political, economic and competitive conditions and specific market conditions; adverse changes in the real estate and real estate capital markets; financing risks; the outcome of current and future litigation, regulatory proceedings or inquiries; changes in laws or regulations or interpretations of current laws and regulations that impact the Company’s business, assets or classification as a real estate investment trust; and the ability of the Company to realize its anticipated return on its energy investment as well as the ability of the underlying business to implement its operating strategy, which is subject to numerous government regulations and other risks inherent in the oil and gas industry. Although the Company believes that the assumptions underlying the forward-looking statements contained herein are reasonable, any of the assumptions could be inaccurate, and therefore there can be no assurance that such statements included in this Quarterly Report will prove to be accurate. In light of the significant uncertainties inherent in the forward-looking statements included herein, the inclusion of such information should not be regarded as a representation by the Company or any other person that the results or conditions described in such statements or the objectives and plans of the Company will be achieved. In addition, the Company’s qualification as a real estate investment trust involves the application of highly technical and complex provisions of the Internal Revenue Code. Certain factors that could cause actual results to differ materially from these forward-looking statements are listed from time to time in the Company’s SEC reports, including, but not limited to in the section entitled “Item 1A. Risk Factors” in the 2013 Annual Report on Form 10-K filed by the Company with the SEC on March 12, 2014. Any forward-looking statement speaks only as of the date of this quarterly report. The Company undertakes no obligation to publically update or revise any forward-looking statements or cautionary factors, as a results of new information, future events, or otherwise, except as required by law.

CORPORATE HEADQUARTERS 814 East Main Street | Richmond, Virginia 23219 (804) 344-8121 | (804) 344-8129 FAX applereitten.com	INVESTOR INFORMATION For additional information about the Company, please contact: Kelly Clarke, Director of Investor Services (804) 727-6321 or kclarke@applereit.com